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Consent of Independent Registered Public Accounting Firm

The Board of Director and Stockholders

China Lithium Technologies, Inc.
New York City, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169807) of China Lithium Technologies, Inc. of our report dated August 31, 2010, relating to the consolidated financial statements of China Lithium Technologies, Inc., which appear in this Form 10-K-A (Amendment No. 2) for the year ended June 30, 2010.

/s/ P.C. Liu, CPA, P.C.

Flushing, NY
August 30, 2011